UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2026
L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Boulevard
Melbourne,	Florida	32919
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2026, the Compensation Committee of the Board of Directors of L3Harris Technologies, Inc. (the “Company”) approved the grant of special one-time equity awards (the “Sustainment Awards”) to each of Kenneth Sharp, Senior Vice President and Chief Financial Officer, Kenneth Bedingfield, President, Missile Solutions, and Samir Mehta, President, Space & Mission Systems and Communications & Spectrum Dominance (the “Executives”).

The Sustainment Awards are intended to help ensure the Executives’ continued leadership of the Company and to further align their interests with those of the Company’s shareholders by tying a significant portion of the awards to the achievement of rigorous performance goals.

The Sustainment Awards will be granted on August 3, 2026, pursuant to the Company’s 2024 Equity Incentive Plan, in the form of 50% performance share units (“PSUs”) and 50% restricted stock units (“RSUs”), with aggregate target grant date values as set forth below:

•Kenneth Sharp, Senior Vice President and Chief Financial Officer: $5,000,000
•Kenneth Bedingfield, President, Missile Solutions: $10,000,000
•Samir Mehta, President, Space & Mission Systems and Communications & Spectrum Dominance: $10,000,000

The number of PSUs and RSUs subject to each Executive’s Sustainment Award will be determined by dividing the applicable target dollar value by the closing market price of one share of the Company’s common stock on the grant date (rounded up to the nearest whole share).

The PSUs are subject to a three-year performance period (fiscal year 2027 through fiscal year 2029). The number of PSUs that ultimately vest will be dependent upon the Company’s achievement of specified financial performance criteria, consisting of compounded organic revenue growth (weighted 50%) and average segment operating margin (weighted 50%), over the three-year performance period. Based on the level of achievement of the performance criteria, each Executive may earn between 0% and 200% of the target number of PSUs. Both the PSUs and RSUs will cliff-vest at the end of fiscal year 2029, subject to the Executive’s continued employment through such date.

In the event of an Executive’s involuntary termination without cause, the Executive will be eligible for pro-rata vesting based on continued employment through each fiscal year end during the performance period, as follows: one-third upon the end of fiscal year 2027, two-thirds upon the end of fiscal year 2028, and full vesting upon the end of fiscal year 2029. In such event, the PSUs will pay out based on actual performance for the applicable performance period. The Sustainment Awards do not provide for any vesting upon voluntary termination or retirement.

The foregoing description of the terms and conditions of the Sustainment Awards is not complete and is qualified in its entirety by, and should be read in conjunction with, the Company’s 2024 Equity Incentive Plan and the complete text of the applicable forms of award agreements, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending October 2, 2026.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

      The following exhibits are provided herewith:

Exhibit Number	Description
104	Cover Page Interactive Data File formatted in Inline XBRL

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.
	By:	/s/ Christoph Feddersen
		Name:	Christoph Feddersen
Date: July 24, 2026		Title:	Senior Vice President, General Counsel and Secretary

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